POWER OF ATTORNEY

The undersigned, Robert C. Doll, Jr., Donald C. Burke, James H. Bodurtha, Joe Grills, Herbert I. London, Roberta Cooper Ramo, Robert S. Salomon, Jr. and Stephen B. Swensrud, the Directors/Trustees and/or the Officers of Managed Account series, hereby authorize Robert C. Doll, Jr., Andrew J. Donohue, Donald C. Burke, Michael G. Clark and Alice A. Pellegrino or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for or on behalf of each of Managed Account Series.

Dated: June 1, 2005

/s/ Robert C. Doll, Jr.	/s/ Donald C. Burke
Robert C. Doll, Jr.	Donald C. Burke
(President/Principal Executive Officer/Director/Trustee)	(Vice President/Treasurer/Principal Financial and Accounting Officer)
/s/ James H. Bodurtha	/s/ Joe Grills
James H. Bodurtha	Joe Grills
(Director/Trustee)	(Director/Trustee)
/s/ Herbert I. London	/s/ Roberta Cooper Ramo
Herbert I. London	Roberta Cooper Ramo
(Director/Trustee)	(Director/Trustee)
/s/ Robert S. Salomon, Jr.	/s/ Stephen B. Swensrud
Robert S. Salomon, Jr.	Stephen B. Swensrud
(Director/Trustee)	(Director/Trustee)